UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2018

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE	1-9824	52-2080478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Q Street

Sacramento, CA 95816

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The McClatchy Company (the “Company”) held its annual meeting of shareholders on May 17, 2018 (the “2018 Annual Meeting”). As of the applicable record date of March 23, 2018, there were outstanding 5,285,050 shares of Class A Common Stock and 2,443,191 shares of Class B Common Stock. There were 3,547,997 shares of the Class A Common Stock and 2,348,698 shares of the Class B Common Stock represented at the 2018 Annual Meeting in person or by proxy. At the 2018 Annual Meeting, the shareholders: (i) elected the Company’s Class A and Class B directors for the ensuing year; and (ii) ratified the selection of Deloitte & Touche LLP as the Company’s independent auditors for 2018.

The voting results were as follows:

1.	Election of Directors

	FOR	WITHHELD	BROKER NON - VOTES

Class A Common Stock

Elizabeth Ballantine	2,096,098	314,220	1,137,679
Anjali Joshi	2,096,649	313,669	1,137,679
Maria Thomas	2,337,633	72,685	1,137,679

Class B Common Stock

Leroy Barnes, Jr.	2,348,698	0	—
Molly Maloney Evangelisti	2,348,698	0	—
Craig I. Forman	2,348,698	0	—
Brown McClatchy Maloney	2,348,698	0	—
Kevin S. McClatchy	2,348,698	0	—
William B. McClatchy	2,348,698	0	—
Theodore R. Mitchell	2,348,698	0	—
Clyde W. Ostler	2,348,698	0	—
Vijay Ravindran	2,348,698	0	—

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2. Ratification of Deloitte & Touche LLP as independent auditors for 2018	2,685,407	17,171	922	—

The Company’s press release issued on May 17, 2018 is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 99.1	The McClatchy Company press release dated May 17, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

May 17, 2018	The McClatchy Company

/s/ Billie S. McConkey
	By:	Billie S. McConkey
Vice President, Human Resources, General Counsel and Secretary